Exhibit 21

LIST OF SUBSIDIARIES OF THE REGISTRANT

As of December 31, 2017

Entity Name	Jurisdiction of Formation
Al Waha Petrochemical Company	Saudi Arabia
Basell (Thailand) Holdings B.V.	Netherlands
Basell Advanced Polyolefins (Dalian) Co. Ltd.	China
Basell Advanced Polyolefins (Suzhou) Co. Ltd.	China
Basell Advanced Polyolefins (Thailand) Company Ltd.	Thailand
Basell Arabie Investissements SAS	France
Basell Asia Pacific Limited	Hong Kong
Basell Bayreuth Chemie GmbH	Germany
Basell Benelux B.V.	Netherlands
Basell Canada Inc.	Ontario
Basell Chemie Köln GmbH	Germany
Basell Deutschland GmbH	Germany
Basell Europe Holdings B.V.	Netherlands
Basell France S.A.S.	France
Basell Germany Holdings GmbH	Germany
Basell Holdings Middle East GmbH	Germany
Basell Ibérica Poliolefinas Holdings S.L.	Spain
Basell International Holdings B.V.	Netherlands
Basell International Trading FZE	United Arab Emirates
Basell Italia S.r.l	Italy
Basell Mexico, S. de R.L. de C.V.	Mexico
Basell Moyen Orient Investissements SAS	France
Basell North America Inc.	Delaware
Basell Orlen Polyolefins Sp. Z.o.o.	Poland
Basell Orlen Polyolefins Sprzedaz Sp. Z.o.o.	Poland
Basell Poliolefinas Comercial Espagnola S.L.	Spain
Basell Poliolefinas Iberica S.L.	Spain
Basell Poliolefinas Ltda.	Brazil
Basell Poliolefinas, S. de R.L. de C.V.	Mexico
Basell Poliolefine Italia S.r.l.	Italy
Basell Polyolefin Istanbul Ticaret Limited Sirketi	Turkey
Basell Polyolefine GmbH	Germany
Basell Polyolefines France S.A.S.	France
Basell Polyolefins Company BVBA	Belgium
Basell Polyolefins India Private Limited	India
Basell Polyolefins Korea Ltd.	Korea
Basell Polyolefins UK Limited	United Kingdom
Basell Sales & Marketing Company B.V.	Netherlands
Basell Service Company B.V.	Netherlands

Entity Name	Jurisdiction of Formation
Basell Slovakia s.r.o.	Slovakia
Basell Trading (Shanghai) Co. Ltd.	Shanghai
Basell UK Holdings Limited	United Kingdom
Basell UK Ltd.	United Kingdom
BKV Beteiligungs- und Kunststoffverwertungs-gesellschaft mbH	Germany
Brindisi Servizi Generali S.c.a.r.l.	Italy
Compagnie de Distribution des Hydrocarbures SAS	France
Compagnie Petrochimique de Berre SAS	France
Complejo Industrial Taqsa A.I.E.	Spain
EPS Ethylen-Pipeline-Süd Geschäftsführungs GmbH	Germany
EPS Ethylen-Pipeline-Süd GmbH & Co. KG	Germany
Equistar Bayport, LLC	Delaware
Equistar Chemicals, LP	Delaware
Equistar GP, LLC	Delaware
Equistar LP, LLC	Delaware
Equistar Mont Belvieu Corporation	Delaware
Equistar Olefins G.P., LLC	Delaware
Equistar Olefins Offtake G.P., LLC	Delaware
Equistar Olefins Offtake LP	Delaware
GuangZhou Basell Advanced Polyolefins Co., Ltd.	China
Hisane A.I.E.	Spain
HMC Polymers Company Limited	Thailand
Houston Refining LP	Delaware
I.F.M. S.c.a.r.l.	Italy
Indelpro, S.A. de C.V.	Mexico
Industriepark Münchsmünster GmbH & Co. KG	Germany
Industriepark Münchsmünster Verwaltungsgesellschaft mbH	Germany
Infraserv GmbH & Co Knapsack KG	Germany
Infraserv GmbH & Co. Höchst KG	Germany
La Porte Methanol Company, L.P.	Delaware
Limited Liability Company “LyondellBasell Polyolefins”	Togliatti, Samara region
LYB (Barbados) SRL	Barbados
LYB Americas Finance Company LLC	Delaware
LYB Americas Finance Holdings B.V.	Netherlands
LYB Bermuda Ltd.	Bermuda
LYB DISC Inc.	Delaware
LYB Equistar Holdings LLC	Delaware
LYB Export Holdings Limited	England
LYB Exports Inc.	Delaware
LYB Finance Company B.V.	Netherlands
LYB Financial Services LP	Delaware
LYB International Finance B.V.	Netherlands

Entity Name	Jurisdiction of Formation
LYB International Finance II B.V.	Netherlands
LYB International Finance III, LLC	Delaware
LYB Ireland 2 Limited	Ireland
LYB Ireland Limited	Ireland
LYB Luxembourg III S.à r.l.	Luxembourg
LYB Luxembourg S.à r.l.	Luxembourg
LYB Receivables LLC	Delaware
LYB Trading Company B.V.	Netherlands
LYB Treasury Services Ltd.	United Kingdom
Lyondell Asia Holdings Limited	Hong Kong
Lyondell Asia Pacific, Ltd.	Delaware
Lyondell Centennial Corp.	Delaware
Lyondell Chemical Company	Delaware
Lyondell Chemical Espana Co.	Delaware
Lyondell Chemical Europe, Inc.	Delaware
Lyondell Chemical International Company	Delaware
Lyondell Chemical Overseas Services, Inc.	Delaware
Lyondell Chemical Pan America, Inc.	Delaware
Lyondell Chemical Products Europe LLC	Delaware
Lyondell Chemical Properties, L.P.	Delaware
Lyondell Chemical Technology 1 Inc.	Delaware
Lyondell Chemical Technology Management, Inc.	Delaware
Lyondell Chemical Technology, L.P.	Delaware
Lyondell Chemie (PO-11) B.V.	Netherlands
Lyondell Chemie (POSM) B.V.	Netherlands
Lyondell Chemie Nederland B.V.	Netherlands
Lyondell Chimie France LLC	Delaware
Lyondell Chimie France SAS	France
Lyondell China Holdings Limited	Hong Kong
Lyondell Europe Holdings Inc.	Delaware
Lyondell France Holdings SAS	France
Lyondell Greater China Holdings Limited	Hong Kong
Lyondell Greater China Trading Limited	China
Lyondell Greater China, Ltd.	Delaware
Lyondell Japan, Inc.	Japan
Lyondell PO-11 C.V.	Netherlands
Lyondell POJVGP, LLC	Delaware
Lyondell POJVLP, LLC	Delaware
Lyondell POTechGP, Inc.	Delaware
Lyondell POTechLP, Inc.	Delaware
Lyondell Refining Company LLC	Delaware
Lyondell Refining I LLC	Delaware

Entity Name	Jurisdiction of Formation
Lyondell South Asia Pte Ltd	Singapore
LyondellBasell Acetyls Holdco, LLC	Delaware
LyondellBasell Acetyls, LLC	Delaware
LyondellBasell Advanced Polyolefins Mexico, S.A. de C.V.	Mexico
LyondellBasell Australia (Holdings) Pty Ltd	Australia
LyondellBasell Australia Pty Ltd	Australia
LyondellBasell Brasil Ltda.	Brazil
LyondellBasell China Holdings B.V.	Netherlands
LyondellBasell Covestro Manufacturing Maasvlakte V.O.F.	Netherlands
LyondellBasell Disaster Relief Fund	Delaware
LyondellBasell F&F Holdco, LLC	Delaware
LyondellBasell Finance Company	Delaware
LyondellBasell Holdings France SAS	France
LyondellBasell Industries Holdings B.V.	Netherlands
LyondellBasell Industries N.V.	Netherlands
LyondellBasell Investment LLC	Delaware
LyondellBasell Malaysia Sdn. Bhd.	Malaysia
LyondellBasell Methanol GP, Inc.	Delaware
LyondellBasell Methanol LP, Inc.	Delaware
LyondellBasell Polyolefin (Shanghai) Co., Ltd.	China
LyondellBasell Services France S.A.S.	France
LyondellBasell Subholdings B.V.	Netherlands
LyondellBasell Syrma SAS	France
LyondellBasell Taiwan Co., Ltd.	Taiwan
LyondellBasell Transportation Company, LLC	Delaware
Ningbo ZRCC Lyondell Chemical Co. Ltd.	China
Ningbo ZRCC Lyondell Chemical Marketing Co. Ltd.	China
NOC Asia Limited	Hong Kong
OE Insurance Ltd	Bermuda
Oil Casualty Insurance, Ltd.	Bermuda
Oil Insurance Limited	Bermuda
Olefins JV, LP	Delaware
PD Glycol LP	Texas
PO JV, LP	Delaware
PO Offtake, LP	Delaware
Poly Pacific Polymers Sdn. Bhd.	Malaysia
Poly Pacific Pty. Ltd.	Australia
PolyMirae Co., Ltd.	Korea
POSM II Limited Partnership, L.P.	Delaware
POSM II Properties Partnership LLC	Delaware
PTT Chemical PCL	Thailand
Rayong Olefins Co., Ltd.	Thailand

Entity Name	Jurisdiction of Formation
RIGK GmbH Gesellschaft zur Rückführung industrieller and gewerblicher	Germany
Kunstoffverpackungen mbH
San Jacinto Rail Limited	Delaware
Saudi Ethylene & Polyethylene Company	Saudi Arabia
Saudi Polyolefins Company	Saudi Arabia
Sociedad Espanola De Materiales Plasticos, Semap, S.A.	Spain
Société des Stockages Petroliers du Rhône SA	France
Société du Noir d’Acétylene de l’Aubette SAS	France
Stichting TopCo	Netherlands
Technology JV, LP	Delaware
TRV Thermische Rückstandsverwertung GmbH & Co. KG	Germany
TRV Thermische Rückstandsverwertung Verwaltungs-GmbH	Germany